UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 23, 2018

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

One Liberty Plaza, 7th Floor
New York, New York		10006
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(212) 297-0200

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2018, the Board of Directors (the “Board”) of ABM Industries Incorporated (the “Company” or “ABM”), acting upon the recommendation of its Governance Committee, elected LeighAnne G. Baker as a director, effective immediately. Concurrently with this addition to the Board, the Board approved a resolution increasing the size of the board from eleven to twelve directors. Ms. Baker has been named to the class of directors that has its term expiring at the 2019 Annual Meeting of Stockholders. Ms. Baker has not yet been appointed to a Committee of the Board.

Ms. Baker’s cash and equity compensation arrangements as a director will be the same as those previously reported for other non-employee directors. As a non-employee director, Ms. Baker will also be entitled to a pro-rated portion of the applicable annual restricted stock unit grant and applicable board and committee fees. In addition, the Company intends to enter into its standard form of indemnification agreement with Ms. Baker.

A copy of the press release announcing the election of Ms. Baker as a director is attached as exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release dated October 24, 2018, announcing the election of LeighAnne G. Baker as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: October 24, 2018	By:	/s/ Andrea R. Newborn
Andrea R. Newborn
Executive Vice President, General Counsel and Corporate Secretary

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